Exhibit 99.1

One Amgen Center Drive Thousand Oaks, CA 91320-1799 Telephone 805-447-1000 www.Amgen.com

News Release

AMGEN ANNOUNCES SUCCESSION PLANS

FOR TWO EXECUTIVE OFFICERS

THOUSAND OAKS, Calif. (July 26, 2018) – As part of Amgen’s (NASDAQ:AMGN) planned executive succession to address upcoming retirements, the Company announced transition plans for two of its executive vice presidents today.

After more than 21 years of leadership in the biopharmaceutical industry, including the past 16 years with Amgen, Sean E. Harper, M.D., executive vice president of Research and Development, has decided to retire and plans to pursue opportunities in the early-stage biotechnology community. David M. Reese, M.D., currently senior vice president of Translational Sciences and Oncology at Amgen, has been appointed as executive vice president of Research and Development, effective today. Reese will report to Robert A. Bradway, chairman and chief executive officer. Harper will remain at Amgen for a period of time to facilitate the transition to Reese.

In September 2018, Anthony C. Hooper, currently executive vice president of Global Commercial Operations, will retire from this role. Murdo Gordon, chief commercial officer of Bristol-Myers Squibb Company, has been named as executive vice president of Global Commercial Operations, effective Sept. 3, 2018. Gordon will report to Bradway. Hooper will also remain at Amgen for a period of time to facilitate the transition to Gordon.

“I would like to thank both Sean and Tony for the important contributions they have made to Amgen, each bringing their own vital experiences and skills,” said Bradway. “They leave the Company having established strong foundations within Research and Development and Global Commercial Operations for the future. It is a testament to their leadership and accomplishments that they have attracted such exceptional talent to succeed them.”

“I am looking forward to having Dave and Murdo join us in their new leadership roles,” Bradway added. “With their deep combined expertise, they will add meaningfully to helping advance Amgen’s mission of serving patients.”

Research and Development (R&D)

Harper, 55, joined Amgen in 2002 as vice president of Development and assumed a series of roles with increasing responsibility, becoming executive vice president of Research and Development in February 2012. During his tenure, Harper led Amgen in achieving new product approvals for medicines in cardiovascular disease, oncology, neuroscience and kidney disease; in establishing a leading presence in human genetics; and in expanding the Company’s global R&D footprint while transforming its capabilities.

AMGEN ANNOUNCES SUCCESSION PLANS FOR TWO EXECUTIVE OFFICERS

In his new role, Reese, 55, assumes full responsibility for Amgen’s global Research and Development activities. Since joining Amgen in 2005, Reese has served in a breadth of leadership roles, including in Development, Medical Sciences, as head of Discovery Research and in Translational Sciences, where he had responsibility for introducing all of Amgen’s early medicines into clinical development. Prior to joining Amgen, Reese served on the faculty at the University of California, Los Angeles (UCLA) and the University of California, San Francisco. In addition, he was director of Clinical Research for the Breast Cancer International Research Group (BCIRG) and a co-founder, president and chief medical officer of Translational Research International (TORI), a not-for-profit academic clinical research organization. Reese is a graduate of Harvard College and the University of Cincinnati College of Medicine. He completed his training in Internal Medicine and Hematology/Oncology at the UCLA School of Medicine. Reese has published extensively in the fields of clinical research and translational medicine.

Global Commercial Operations

With more than 30 years in the biopharmaceutical industry at the time of his hiring, Hooper, 63, joined Amgen in 2011 as executive vice president of Global Commercial Operations. During his tenure, Hooper led the transformation of Amgen’s commercial organization, while growing sales by nearly 50 percent, with launches of six new first-in-class medicines for serious diseases and expansion into 50 new countries. In addition, Hooper established Amgen’s new biosimilars business, which began launching products this year.

Gordon, 52, who will assume Hooper’s role, has been Bristol-Myers Squibb’s Chief Commercial Officer since June 2016. In this role he was responsible for commercial strategy across the globe, including all sales and marketing activities, as well as customer operations, access and pricing. Prior to his current role, Gordon served as head of worldwide markets with responsibility for the promotion of all the company’s brands globally. He moved to the U.S. in 2003 where he held senior commercial leadership positions in cardiovascular, neuroscience, oncology and immunology, as well as access and government affairs – all areas of continuing focus and importance for Amgen. Gordon joined Bristol-Myers Squibb in 1989 in Canada, after receiving a Bachelor of Science in Cell and Molecular Biology from Concordia University, Montreal. In addition, he participated in the General Management Program, CEDEP at INSEAD, Fontainebleau, France.

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

Forward-Looking Statements

This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that

AMGEN ANNOUNCES SUCCESSION PLANS FOR TWO EXECUTIVE OFFICERS

could be deemed forward-looking statements, including estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. Certain of our distributors, customers and payers have substantial purchasing leverage in their dealings with us. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to acquire other companies or products and to integrate the operations of companies we have acquired may not be successful. A breakdown, cyberattack or information security breach could compromise the confidentiality, integrity and availability of our systems and our data. Our stock price is volatile and may be affected by a number of events. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all.

AMGEN ANNOUNCES SUCCESSION PLANS FOR TWO EXECUTIVE OFFICERS

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CONTACT: Amgen, Thousand Oaks

Trish Hawkins, 805-447-5631 (media)

Kristen Davis, 805-447-3008 (media)

Arvind Sood, 805-447-1060 (investors)